                                                                     EXHIBIT 1.1

                     DATA PROCESSING RESOURCES CORPORATION



                                  $100,000,000

                 5 1/4% CONVERTIBLE SUBORDINATED NOTES DUE 2005



                               PURCHASE AGREEMENT

                              DATED MARCH 18, 1998



                     NATIONSBANC MONTGOMERY SECURITIES LLC

              DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION

                       ROBERT W. BAIRD & CO. INCORPORATED

                              LEHMAN BROTHERS INC.

                               TABLE OF CONTENTS

SECTION 1.  REPRESENTATIONS AND WARRANTIES...................................................   3
     No Registration Required................................................................   3
     No Integration of Offerings or General Solicitation.....................................   3
     Eligibility for Resale under Rule 144A..................................................   3
     The Offering Memorandum.................................................................   3
     Incorporated Documents..................................................................   4
     The Purchase Agreement..................................................................   4
     The Registration Rights Agreement and DTC Agreement.....................................   5
     Authorization of the Securities.........................................................   5
     Authorization of the Indenture..........................................................   5
     Description of the Notes and the Indenture..............................................   5
     No Material Adverse Change..............................................................   6
     Independent Accountants.................................................................   6
     Capitalization and Other Stock Matters..................................................   7
     Independent Accountants;................................................................   7
     Preparation of the Financial Statements;................................................   7
     Non-Contravention of Articles and By-laws...............................................   8
     Stock Exchange Listing..................................................................   8
     No Material Actions or Proceedings......................................................   8
     Title to Properties.....................................................................   8
     Intellectual Property Rights............................................................   9
     Compliance with Laws....................................................................   9
     Tax Law Compliance......................................................................   9
     Company Not an..........................................................................   9
     Insurance...............................................................................  10
     Contributions...........................................................................  10
     No Price Stabilization or Manipulation..................................................  10
     Compliance with Cuba Act................................................................  10
SECTION 2.  PURCHASE, SALE AND DELIVERY OF NOTES.............................................  10
     The Notes...............................................................................  10
     The Closing Date........................................................................  11
     Delivery of the Securities..............................................................  11
     Delivery of Offering Memorandum to the Initial Purchasers...............................  12
     Initial Purchasers as Qualified Institutional Buyers....................................  12
SECTION 3.  ADDITIONAL COVENANTS.............................................................  12
     Initial Purchasers' Review of Proposed Amendments and Supplements.......................  12
     Amendments and Supplements to the Offering Memorandum and Other Securities Act Matters..  12
     Copies of the Offering Memorandum.......................................................  13
     Blue Sky Compliance.....................................................................  13
     Use of Proceeds.........................................................................  13
     The Depositary..........................................................................  13
     Additional Issuer Information...........................................................  13
     Future Reports to the Initial Purchasers................................................  13
     Registration Rights Agreement...........................................................  14
     No Integration..........................................................................  14
     Legended Notes..........................................................................  14
     PortalL.................................................................................  14

     Form D..................................................................................  14
     Due Diligence...........................................................................  15
     Periodic Reporting Obligations..........................................................  15
     Agreement Not To Offer or Sell Additional Securities....................................  15
     Lock-Up Agreement from Certain Stockholders.............................................  15
     Waiver of Registration Rights...........................................................  15
SECTION 4.  PAYMENT OF EXPENSES..............................................................  16
SECTION 5.  CONDITIONS OF THE OBLIGATIONS OF THE INITIAL PURCHASERS..........................  16
     Accountants' Comfort Letter.............................................................  16
     No Material Adverse Change or Ratings Agency Change.....................................  17
     Opinion of Counsel for the Company......................................................  17
     Opinion of Counsel for the Initial Purchasers...........................................  17
     Officers' Certificate...................................................................  17
     Bring-down Comfort Letter...............................................................  17
     PORTAL Listing..........................................................................  17
     Registration Rights Agreement...........................................................  18
     Additional Documents....................................................................  18
SECTION 6.  REIMBURSEMENT OF INITIAL PURCHASERS' EXPENSES....................................  18
SECTION 7.  OFFER, SALE AND RESALE PROCEDURES................................................  18
     Offers and Sales only to Qualified Institutional Buyers.................................  18
     No General Solicitation.................................................................  18
     Purchases by Non-Bank Fiduciaries.......................................................  19
     Restrictions on Transfer................................................................  19
     Delivery of Offering Memorandum.........................................................  20
SECTION 8.  INDEMNIFICATION..................................................................  20
     Indemnification of the Initial Purchasers...............................................  20
     Indemnification of the Company, its Directors and Officers..............................  21
     Notifications and Other Indemnification Procedures......................................  22
     Settlements.............................................................................  23
SECTION 9.  CONTRIBUTION.....................................................................  23
SECTION 10. TERMINATION OF THIS AGREEMENT....................................................  25
SECTION 11. REPRESENTATIONS AND INDEMNITIES TO SURVIVE DELIVERY..............................  25
SECTION 12. NOTICES..........................................................................  25
SECTION 13. SUCCESSORS.......................................................................  26
SECTION 14. PARTIAL UNENFORCEABILITY.........................................................  26
SECTION 15. GOVERNING LAW PROVISIONS.........................................................  26
SECTION 16. DEFAULT OF ONE OR MORE OF THE SEVERAL INITIAL PURCHASERS.........................  26
SECTION 17. GENERAL PROVISIONS...............................................................  27

                               PURCHASE AGREEMENT



                                                                  March 18, 1998



NATIONSBANC MONTGOMERY SECURITIES LLC
DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION
ROBERT W. BAIRD & CO. INCORPORATED
LEHMAN BROTHERS INC.
 As Initial Purchasers

c/o NATIONSBANC MONTGOMERY SECURITIES LLC
600 Montgomery Street
San Francisco, California  94111


Ladies and Gentlemen:

          INTRODUCTORY. Data Processing Resources Corporation, a California corporation (the "Company), proposes to issue and sell to the several Initial Purchasers named in Schedule A hereto (the "Initial Purchasers"), acting severally and not jointly, the respective amounts set forth in such Schedule A of an $100,000,000 aggregate principal amount of the Company's 5 1/4% Convertible Subordinated Notes due 2005 (the "Initial Notes"). In addition, the Company has granted the Initial Purchasers an option to purchase up to an additional $15,000,000 aggregate principal amount of its 5 1/4% Convertible Subordinated Notes due 2005 (the "Additional Notes" and, together with the Initial Notes, the "Notes"). NationsBanc Montgomery Securities LLC, Donaldson, Lufkin & Jenrette Securities Corporation, Robert W. Baird & Co. Incorporated and Lehman Brothers Inc. have agreed to act as the several Initial Purchasers in connection with the offering and sale of the Notes.

          The Notes will be issued pursuant to an indenture dated as of March 24, 1998 (the "Indenture") between the Company and State Street Bank and Trust of California, N.A., as trustee (the "Trustee"). Notes issued in book-entry form will be issued in the name of Cede & Co., as nominee of The Depository Trust Company (the "Depositary") pursuant to a DTC Agreement, to be dated as of the Closing Date (as defined in Section 2) (the "DTC Agreement"), among the Company, the Trustee and the Depositary.

          The holders of the Notes will be entitled to the benefits of a registration rights agreement dated as of March 24, 1998 (the "Registration Rights Agreement"), among the Company and the Initial Purchasers, pursuant to which the Company will agree to file, within 60 days of the Closing Date, a shelf registration statement with the Securities and Exchange Commission (the "Commission") registering the Shares (as defined below) under the Securities

Act of 1933, as amended (the "Securities Act", which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).

          The Notes are convertible into shares (the "Shares") of common stock, no par value, of the Company (the "Common Stock") in accordance with the terms of the Notes and the Indenture, at an initial conversion price of $35.50 per share (equivalent to a conversion rate of approximately 28.17 shares per $1,000 principal amount of Notes). The Notes and the Common Stock into which they are convertible are sometimes herein collectively referred to as the "Securities."

          The Company understands that the Initial Purchasers propose to make an offering of the Securities on the terms and in the manner set forth herein and in the Offering Memorandum (as defined below) and agrees that the Initial Purchasers may resell (the "Exempt Resales"), subject to the conditions set forth herein, all or a portion of the Securities to purchasers (the "Subsequent Purchasers") at any time after the date of this Agreement. The Securities are to be offered and sold to or through the Initial Purchasers without being registered with the Commission under the Securities Act, in reliance upon exemptions therefrom. The terms of the Securities and the Indenture will require that investors that acquire Securities expressly agree that Securities may only be resold or otherwise transferred, after the date hereof, if such Securities are registered for sale under the Securities Act or if an exemption from the registration requirements of the Securities Act is available (including the exemptions afforded by Rule 144A ("Rule 144A") thereunder).

          The Company has prepared and delivered to each Initial Purchaser copies of an Offering Memorandum "subject to completion" dated March 6, 1998 (the "Preliminary Offering Memorandum") and has prepared and will deliver to each Initial Purchaser, on the date hereof or the next succeeding day, copies of the Offering Memorandum dated March 18, 1998 describing the terms of the Securities, each for use by such Initial Purchaser in connection with its solicitation of offers to purchase the Securities. As used herein, the "Offering Memorandum" shall mean, with respect to any date or time referred to herein this Agreement, the Company's Offering Memorandum dated March 18, 1998, including amendments or supplements thereto, any exhibits thereto and the Incorporated Documents (as defined by Section 1(e) below), in the most recent form that has been prepared and delivered by the Company to the Initial Purchasers in connection with their solicitation of offers to purchase Securities. Further, any reference to the Preliminary Offering Memorandum or the Offering Memorandum shall be deemed to refer to and include any Additional Issuer Information (as defined in Section 3(g)) furnished by the Company prior to the completion of the distribution of the Securities.

          All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Offering Memorandum (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which are incorporated by reference in the Offering Memorandum; and all references in this Agreement to amendments or supplements to the Offering Memorandum shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the "Exchange Act", which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder) which is incorporated or deemed to be incorporated by reference in the Offering Memorandum.

          The Company and the Initial Purchasers hereby confirm their agreements as follows:

          SECTION 1. REPRESENTATIONS AND WARRANTIES. The Company hereby represents, warrants and covenants to each Initial Purchaser as follows:

          (a) No Registration Required. Subject to compliance by the Initial Purchasers with the representations and warranties set forth in Section 2(e) hereof and with the procedures set forth in Section 7 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers and to each Subsequent Purchaser in the manner contemplated by this Agreement and the Offering Memorandum to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939 (the "Trust Indenture Act", which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).

          (b) No Integration of Offerings or General Solicitation. The Company has not, directly or indirectly, solicited any offer to buy or offered to sell, and will not, directly or indirectly, solicit any offer to buy or offer to sell, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Securities in a manner that would require the Securities to be registered under the Securities Act. None of the Company, its affiliates (as such term is defined in Rule 501(b) under the Securities Act) (each, an "Affiliate"), or any person acting on its or any of their behalf (other than the Initial Purchasers, as to whom the Company makes no representation or warranty) has engaged or will engage, in connection with the offering of the Securities, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act.

          (c) Eligibility for Resale under Rule 144A. The Notes are eligible for resale pursuant to Rule 144A and will not be, at either the First Closing Date or the Second Closing Date, of the same class, within the meaning of Rule 144A, as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated interdealer quotation system.

          (d) The Offering Memorandum. The Offering Memorandum does not, and at either Closing Date will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from the Offering Memorandum made in reliance upon and in conformity with information furnished to the Company in writing by any Initial Purchaser through NationsBanc Montgomery Securities LLC or Donaldson, Lufkin & Jenrette Securities Corporation expressly for use in the Offering Memorandum. Each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its date, contains all the information specified in, and meeting the requirements of, Rule 144A(d)(4). The Company has not distributed and will not distribute, prior to the later of the Closing Date and the completion of the Initial Purchasers' distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than a preliminary Offering Memorandum or the Offering Memorandum.

          (e) Incorporated Documents. The Offering Memorandum as delivered from time to time shall incorporate by reference the most recent Annual Report of the Company on Form 10-K filed with the Commission and each Quarterly Report of the Company on Form 10-Q filed with the Commission since the filing of the end of the fiscal year to which such Annual Report relates. All documents incorporated or deemed to be incorporated by reference in the Offering Memorandum at the time they were or hereafter are filed with the Commission collectively, the "Incorporated Documents" complied and will comply in all material respects with the requirements of the Exchange Act and, when read together with the other information in the Offering Memorandum, at the date of the Offering Memorandum and at the Closing Date, do not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (f) The Purchase Agreement. The Company has full legal right, and corporate power and corporate authority to enter into and perform its obligations under each of this Agreement, the Registration Rights Agreement, the DTC Agreement, the Securities and the Indenture and perform the transactions contemplated hereby and thereby. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by general principles of equity, bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights or may be limited by public policy related to indemnification for liabilities arising under the Securities Act. The execution and performance of this Agreement, the Registration Rights Agreement, the DTC Agreement and the Indenture by the Company and the consummation of the transactions herein and therein contemplated (i) will not violate any provisions of the articles of incorporation or bylaws of the Company or any of its subsidiaries and (ii) will not conflict with, result in the breach or violation of, constitute, either by itself or upon notice or the passage of time or both, a default under, or a Debt Repayment Triggering Event (as defined below) under any material agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the properties or assets of the Company or any of its subsidiaries is subject, any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental body applicable to the Company, any of its subsidiaries or any of the properties or assets of the Company or any of its subsidiaries. No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body is required for the execution and delivery of this Agreement, the Registration Rights Agreement, the DTC Letter of Representations to be dated March 24, 1988 (the "DTC Agreement") or the Indenture or the consummation of the transactions contemplated herein or therein, except for compliance with the Securities Act, any applicable state securities laws or Blue Sky laws of any state of the United States or of any foreign jurisdiction. As used herein, a

     "Debt Repayment Triggering Event" means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

          (g) The Registration Rights Agreement and DTC Agreement. Each of the Registration Rights Agreement and the DTC Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles or may be limited by public policy related to indemnification for liabilities arising under the Securities Act.

          (h) Authorization of the Securities. (i) The Notes to be purchased by the Initial Purchasers from the Company are in the form attached to the Indenture, have been duly authorized for issuance and sale pursuant to this Agreement and the Indenture and, at each Closing Date, will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding agreements of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and will be entitled to the benefits of the Indenture. (ii) Upon issuance and delivery of the Notes in accordance with this Agreement and the Indenture, the Notes will be convertible at the option of the holders thereof for the Shares in accordance with the terms of the Notes and the Indenture. The Shares issuable upon conversion of the Notes have been duly authorized by all necessary corporate action and such shares, when issued upon such conversion in accordance with this Agreement, the Indenture and the Notes,
     (a) will be validly issued, fully paid and nonassessable, (b) will have been issued in compliance with federal and state securities laws and (c) will not have been issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company.

          (i) Authorization of the Indenture. The Indenture has been duly authorized, has been, or at the First Closing Date will be, executed and delivered by the Company and is, or will then be, a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles or may be limited by public policy related to indemnification for liabilities arising under the Securities Act.

          (j) Description of the Securities and the Indenture. The Notes, the Shares and the Indenture will conform in all material respects to the respective statements relating thereto contained in the Offering Memorandum and will be in substantially the respective forms previously delivered to the Initial Purchasers.

          (k) No Material Adverse Change. Since the respective dates as of which information is given in the Offering Memorandum, and except as described in or specifically contemplated by the Offering Memorandum: (i) neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, indirect, direct or contingent, or entered into any material verbal or written agreement or other transaction which is not in the ordinary course of business or which could result in a material reduction in the future earnings of the Company and its subsidiaries, considered as one entity; (ii) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business or properties from fire, flood, windstorm, accident or other calamity, whether or not covered by insurance; (iii) neither the Company nor any of its subsidiaries has paid or declared any dividends or other distributions with respect to its capital stock and neither the Company nor any of its subsidiaries is in default in the payment of principal or interest on any outstanding debt obligations; (iv) there has not been any change in the capital stock (other than upon the sale of the Securities hereunder and upon the exercise of options described in the Offering Memorandum) or indebtedness (other than upon the sale of the Securities hereunder) material to the Company and its subsidiaries (other than in the ordinary course of business); and (v) there has not been any material adverse change in the condition (financial or otherwise), business, properties, results of operations or prospects of the Company and its subsidiaries, considered as one entity (a "Material Adverse Change").

          (l) Incorporation and Good Standing of the Company and its Subsidiaries. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21 to the Company's Annual Report on Form 10-K for the fiscal year ended July 31, 1997. The Company and each of its subsidiaries have been duly incorporated and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation with full corporate power and corporate authority to own and lease their respective properties and conduct their respective businesses as described in the Offering Memorandum; the Company and each of its subsidiaries are in possession of and operating in material compliance with all authorizations, licenses, permits, consents, certificates and orders material to the conduct of their respective businesses, all of which are valid and in full force and effect. The Company and each of its subsidiaries are duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the ownership or leasing of properties or the conduct of their respective businesses requires such qualification, except for jurisdictions in which the failure to so qualify would not have a material adverse effect upon the Company and its subsidiaries, considered as one entity; and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification. All of the issued and outstanding capital stock of each subsidiary has been duly authorized and validly issued, is fully paid and non-assessable, except for the security interest, mortgage, pledge, lien encumbrance or claim created by the Credit Facility (as defined in the Offering Memorandum), and is owned by the Company, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim.

          (m) Capitalization and Other Stock Matters. The Company has an authorized and outstanding capital stock as set forth under the heading "Capitalization" in the Offering Memorandum; the issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, and conform to the description thereof contained in the Offering Memorandum. Except as disclosed in or contemplated by the Offering Memorandum or the financial statements of the Company, and the related notes thereto, included in the Offering Memorandum, neither the Company nor any of its subsidiaries has outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations. The description of the Company's stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted and exercised thereunder, set forth in the Offering Memorandum accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights.

          (n) Independent Accountants. Deloitte & Touche LLP, who have expressed their opinion with respect to certain financial statements and schedules filed with the Commission included in the Offering Memorandum are independent accountants as required by the Act and the Rules and Regulations.

          (o) Preparation of the Financial Statements. The historical and pro forma financial statements and schedules of the Company and the related notes thereto included or incorporated by reference in the Offering Memorandum comply as to form in all material respects with the requirements of the Securities Act and present fairly the financial position of the Company and its subsidiaries as of the respective dates of such financial statements and schedules, and the results of operations and changes in financial position of the Company and its subsidiaries for the respective periods covered thereby. Such statements, schedules and related notes have been prepared in accordance with generally accepted accounting principles applied on a consistent basis as certified by Deloitte & Touche LLP. The pro forma financial statements have been prepared on a basis consistent with the historical statements, except for the pro forma adjustments specified therein, and give effect to assumptions made on a reasonable basis and present fairly the historical and proposed transactions contemplated by the Offering Memorandum and this Agreement. The other financial statements and schedules and the related notes thereto included or incorporated by reference in the Offering Memorandum comply as to form in all material respects with the requirements of the Securities Act and present fairly the financial position of the entities purported to be shown thereby as of the respective dates of such financial statements and schedules, and the results of operations and changes in financial position of the entities purported to be shown thereby for the respective periods covered thereby. No additional financial statements or schedules are required to be included in the Offering Memorandum. The historical selected financial data and pro forma financial data set forth in the Offering Memorandum under the captions "Capitalization" and "Selected Financial Data," fairly present the information set forth therein have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly presented on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

          (p) Non-Contravention of Articles and By-laws. Neither the Company nor any of its subsidiaries is in violation or default of any provision of its articles of incorporation or bylaws or in breach of or default with respect to any provision of any agreement, judgment, decree, order, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which it is a party or by which it or any of its properties may be bound or affected, nor any provision of any judgment, decree or order against the Company or any of its subsidiaries, except where such violation, breach or default would not materially adversely affect the Company and its subsidiaries, considered as one entity.

          (q) Stock Exchange Listing. The Common Stock is registered pursuant to Section 12(g) of the Exchange Act and is listed on the Nasdaq National Market, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Nasdaq National Market, nor has the Company received any notification that the Commission or the National Association of Securities Dealers, Inc. (the "NASD") is contemplating terminating such registration or listing. The Shares will be approved for listing on the Nasdaq National Market, subject to notice of issuance.

          (r) No Material Actions or Proceedings. There are no legal or governmental actions, suits or proceedings pending or, to the best of the Company's knowledge, threatened to which the Company or any of its subsidiaries is or may be a party or of which property owned or leased by the Company or any of its subsidiaries is or may be the subject, or related to environmental or discrimination matters, which actions, suits or proceedings might, individually or in the aggregate, prevent or adversely affect the transactions contemplated by this Agreement or result in a material adverse change in the condition (financial or otherwise), properties, business, results of operations or prospects of the Company and its subsidiaries, considered as one entity, and no labor disturbance by the employees of the Company or any of its subsidiaries exists or, to the best of the Company's knowledge, is imminent which might be expected to affect adversely such condition, properties, business, results of operations or prospects. Neither the Company nor any of its subsidiaries is a party or subject to the provisions of any injunction, judgment, decree or order of any court regulatory body, administrative agency or other governmental body.

          (s) Title to Properties. The Company and each of its subsidiaries have good and marketable title to all the properties and assets reflected as owned in the financial statements hereinabove described (or elsewhere in the Offering Memorandum), subject to no lien, mortgage, pledge, charge or encumbrance of any kind except (i) those, if any, reflected in such financial statements (or elsewhere in the Offering Memorandum), (ii) those, if any, created by the Credit Facility, or (iii) those which are in the aggregate not material in amount to the Company and its subsidiaries, considered as one entity, and do not adversely affect the use made and proposed to be made of such property by the Company or such subsidiary. The Company and each of its subsidiaries hold their respective leased properties under valid and binding leases, with such exceptions as are not materially significant in relation to the business of the Company and its subsidiaries, considered as one entity. Except as disclosed in the Offering Memorandum, the Company and each of its subsidiaries own or lease all such properties as are necessary to the operations of the Company and its subsidiaries as now conducted or as proposed to be conducted.

          (t) Intellectual Property Rights. Except as disclosed in or specifically contemplated by the Offering Memorandum, (i) the Company and each of its subsidiaries have sufficient trademarks, trade names, patent rights, mask works, copyrights, licenses, approvals and governmental authorizations to conduct their respective businesses as now conducted;
     (ii) the expiration of any trademarks, trade names, patent rights, mask works, copyrights, licenses, approvals or governmental authorizations would not have a material adverse effect on the condition (financial or otherwise), business, results of operations or prospects of the Company and its subsidiaries, considered as one entity; and (iii) the Company has no knowledge of any material infringement by it or any of its subsidiaries of trademark, trade name rights, patent rights, mask works, copyrights, licenses, trade secret or other similar rights of others, and the Company has not received notice of any claim against the Company or any of its subsidiaries regarding trademark, trade name, patent, mask work, copyright, license, trade secret or other infringement which could have a material adverse effect on the condition (financial or otherwise), business, results of operations or prospects of the Company or any of its subsidiaries.

          (u) Compliance with Laws. Neither the Company nor any of its subsidiaries has been advised, or has any reason to believe, that it is not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business (whether U.S. or foreign), including, without limitation, all applicable local, state, federal and foreign environmental laws and regulations; except where failure to be so in compliance would not materially adversely affect the condition (financial or otherwise), business, results of operations or prospects of the Company and its subsidiaries, considered as one entity.

          (v) Tax Law Compliance. The Company and its subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns and have paid all taxes shown as due thereon, and, except as disclosed in a disclosure schedule provided by the Company to you, the Company has no knowledge of any tax deficiency which has been or might be asserted or threatened against the Company or any of its subsidiaries which could materially and adversely affect the business, operations or properties of the Company and its subsidiaries, considered as one entity.

          (w) Company Not an "Investment Company". The Company is not, and upon receipt and pending application of the net proceeds from the sale of the Shares in the manner described in the Offering Memorandum will not be, an "investment company" or an entity "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          (x) Insurance. The Company and each of its subsidiaries maintain insurance of the types and in the amounts generally deemed adequate for their respective businesses, including, but not limited to, insurance covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect.

          (y) Contributions. To the best of the Company's knowledge after due inquiry, neither the Company nor any of its subsidiaries has at any time during the last five years (i) made any unlawful contribution to any candidate for foreign office, or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

          (z) No Price Stabilization or Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes or the Shares issuable upon conversion of the Notes.

          (aa) Compliance with Cuba Act. Neither the Company nor any of its affiliates does business with the government of Cuba or with any person or affiliate located in Cuba in violation of Section 517.075 of the Florida Statutes.

          Any certificate signed by an executive officer of the Company named in the Offering Memorandum and delivered to the Initial Purchasers or to counsel for the Initial Purchasers shall be deemed to be a representation and warranty by the Company to each Initial Purchaser as to the matters set forth therein.

     SECTION 2.  PURCHASE, SALE AND DELIVERY OF THE SECURITIES.

          (a) The Securities. The Company agrees to issue and sell to the several Initial Purchasers, severally and not jointly, all of the Initial Notes upon the terms herein set forth. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Initial Purchasers agree, severally and not jointly, to purchase from the Company the aggregate principal amount of Initial Notes set forth opposite their names on Schedule A, at a discounted purchase price of 97% (which amount equals a Price to Investors of 100% less the Initial Purchasers' Discount of 3%) of the principal amount thereof payable on the First Closing Date. The discounted purchase price shall not include interest accrued on the Initial Notes during the period, if any, from the date of the original issuance of the Notes to and including the First Closing Date (as herein defined).

          In addition, on the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company hereby grants an option to the Initial Purchasers to purchase, severally and not jointly, up to an aggregate of $15,000,000 aggregate principal amount of Additional Notes, for use solely in covering any over-allotments made by you for the account of the Initial Purchasers in the sale and distribution of the Initial Notes. The option granted hereunder may be exercised at any time (but not more than once) within 30 days after the date of this Agreement, upon notice by you to the Company setting forth the aggregate number of Additional Notes as to which the Initial Purchasers are exercising the option, the names and denominations in which the certificates for such Additional Notes are to be registered and the time and place at which such certificates will be delivered. The purchase price for the Additional Notes will be equal to the price set forth in the first paragraph of Section 2(a). The discounted purchase price shall not include interest accrued on the Additional Notes during the period, if any, from the date of the original issuance of the Notes to and including the Second Closing Date (as herein defined).

          (b) The Closing Dates. Delivery of certificates for the Initial Notes in global form to be purchased by the Initial Purchasers and payment therefor shall be made at the offices of NationsBanc Montgomery Securities LLC, 600 Montgomery Street, San Francisco, California (or such other place as may be agreed to by the Company and the Initial Purchasers) at 6:00 a.m. San Francisco time, on March 24, 1998, or such other time and date not later than 10:30 a.m., San Francisco time, on April 3, 1998 as the Initial Purchasers and the Company shall agree (the time and date of such closing are called the "First Closing Date"). Delivery of other closing documents shall be made at the offices of Riordan & McKinzie, 695 Town Center Drive, Suite 1500, Costa Mesa, California 92626 on the First Closing Date.

          In the event the Initial Purchasers exercise the overallotment option, such time of delivery (which may not be earlier than the First Closing
     Date), being herein referred to as the "Second Closing Date," shall be determined by NationsBanc Montgomery Securities LLC and Donaldson, Lufkin & Jenrette Securities Corporation, but if at any time other than the First Closing Date, shall not be earlier than three nor later than five full business days after delivery of such notice of exercise.

          (c) Delivery of the Securities. The Company shall deliver, or cause to be delivered, to NationsBanc Montgomery Securities LLC for the accounts of the several Initial Purchasers, certificates in global form for the Securities at each Closing Date against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The certificates for the Securities shall be in such denominations ($1,000 or integral multiples thereof) and registered in the name of Cede & Co., as nominee of the Depository, pursuant to the DTC Agreement and shall be made available for inspection on the business day preceding the Closing Date at a location in New York City as the Initial Purchasers may designate. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Initial Purchasers.

               The number of Additional Notes to be purchased by each Initial Purchaser shall be determined by multiplying the number of Additional Notes to be sold by the

     Company pursuant to such notice of exercise by a fraction, the numerator of which is the number of Initial Notes to be purchased by such Initial Purchaser as set forth opposite its name in Schedule A and the denominator of which is the total number of Initial Notes . The manner of payment for and delivery of the Additional Notes shall be the same as for the Initial Notes purchased from the Company as specified in the preceding paragraphs. At any time before lapse of the option, NationsBanc Montgomery Securities LLC and Donaldson, Lufkin & Jenrette Securities Corporation may cancel such option by giving written notice of such cancellation to the Company.

          (d) Delivery of Offering Memorandum to the Initial Purchasers. Not later than 12:00 p.m. on the second business day following the date of this Agreement, the Company shall deliver or cause to be delivered copies of the Offering Memorandum in such quantities and at such places as the Initial Purchasers shall reasonably request.

          (e) Initial Purchasers as Qualified Institutional Buyers. Each Initial Purchaser severally and not jointly represents and warrants to, and agrees with, the Company that it is a "qualified institutional buyer" within the meaning of Rule 144A (a "Qualified Institutional Buyer").

     SECTION 3. ADDITIONAL COVENANTS. The Company further covenants and agrees with each Initial Purchaser as follows:

          (a) Initial Purchasers' Review of Proposed Amendments and Supplements. Prior to amending or supplementing the Offering Memorandum (including any amendment or supplement through incorporation by reference of any report filed under the Exchange Act), the Company shall furnish to the Initial Purchasers for review a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Initial Purchasers reasonably and timely object.

          (b) Amendments and Supplements to the Offering Memorandum and Other Securities Act Matters. If, during such period as in the opinion of counsel for the Initial Purchasers an Offering Memorandum is required by law to be delivered in connection with Exempt Resales by the Initial Purchasers, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Offering Memorandum in order to make the statements therein, in the light of the circumstances when the Offering Memorandum is delivered to a purchaser, not misleading, or if in the opinion of the Initial Purchasers or counsel for the Initial Purchasers it is otherwise necessary to amend or supplement the Offering Memorandum to comply with law, the Company agrees to promptly prepare (subject to Section 3(a) hereof), and furnish at its own expense to the Initial Purchasers, amendments or supplements to the Offering Memorandum so that the statements in the Offering Memorandum as so amended or supplemented will not, in the light of the circumstances when the Offering Memorandum is delivered to a purchaser, be misleading or so that the Offering Memorandum, as amended or supplemented, will comply with law. The Company hereby acknowledges that the indemnification and contribution provisions of Sections 8 and 9 hereof are specifically applicable and relate to each offering memorandum, registration statement, prospectus, amendment or supplement referred to in this Section 3(b).

          (c) Copies of the Offering Memorandum. The Company agrees to furnish the Initial Purchasers, without charge, as many copies of the Offering Memorandum and any amendments and supplements thereto as they shall have reasonably requested.

          (d) Blue Sky Compliance. The Company shall cooperate with the Initial Purchasers and counsel for the Initial Purchasers to qualify or register the Securities for sale under (or obtain exemptions from the application of) the Blue Sky or state securities laws of those U.S. jurisdictions designated by the Initial Purchasers, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Securities. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Initial Purchasers promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

          (e) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Securities sold by it in the manner described under the caption "Use of Proceeds" in the Offering Memorandum.

          (f) The Depositary. The Company will cooperate with the Initial Purchasers and use its reasonable efforts to permit the Securities to be eligible for clearance and settlement through the facilities of the Depositary.

          (g) Additional Issuer Information. Prior to the completion of the placement of the Securities by the Initial Purchasers with the Subsequent Purchasers (as evidenced by a notice in writing from the Initial Purchasers to the Company), the Company shall file, on a timely basis, with the Commission and the Nasdaq National Market all reports and documents required to be filed under Section 13 or 15(d) of the Exchange Act. Additionally, at any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, for the benefit of holders and beneficial owners from time to time of Securities, the Company shall furnish, at its expense, upon request, to holders and beneficial owners of Securities and prospective purchasers of Securities information ("Additional Issuer Information") satisfying the requirements of subsection (d)(4) of Rule 144A.

          (h) Future Reports to the Initial Purchasers. During the period of five years hereafter the Company will furnish to NationsBanc Montgomery Securities LLC at 600 Montgomery Street, San Francisco, CA 94111 Attention:
     Corporate Finance and, upon request, to Donaldson, Lufkin & Jenrette Securities Corporation at 2121 A venue of the Stars, Los Angeles, CA 90067
     Attention: Corporate Finance, Lehman Brothers Inc. at

     601 South Figueroa Street, Suite 4425, Los Angeles, CA 90017 Attention:
     Corporate Finance and Robert W. Baird & Co. Incorporated at 777 East Wisconsin Avenue, Milwaukee, WI 53202 Attention: Corporate Finance (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, shareholders' equity and cash flows for the year then ended and the opinion thereon of the Company's independent public or certified public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Company with the Commission, the NASD or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its capital stock or debt securities (including the holders of the Securities).

          (i) Registration Rights Agreement. The Company shall comply with all provisions and obligations of, and shall cause the shelf registration statement to be filed and declared effective in the appropriate form and at the appropriate time as contemplated by, the Registration Rights Agreement, and shall comply with all applicable federal and state securities laws in connection with the shelf registration statement.

          (j) No Integration. The Company agrees that it will not and will cause its Affiliates not to make any offer or sale of securities of the Company of any class if, as a result of the doctrine of "integration" referred to in Rule 502 under the Securities Act, such offer or sale would render invalid (for the purpose of (i) the sale of the Securities by the Company to the Initial Purchasers, (ii) the resale of the Securities by the Initial Purchasers to Subsequent Purchasers or (iii) the resale of the Securities by such Subsequent Purchasers to others) the exemption from the registration requirements of the Securities Act provided by Section 4(2) thereof or by Rule 144A thereunder or otherwise.

          (k) Legended Securities. Each certificate for a Note will bear the legend contained in "Transfer Restrictions" in the Offering Memorandum for the time period and upon the other terms stated in the Offering Memorandum.

          (l) PORTAL. The Company will use its reasonable efforts to cause such Notes to be eligible for the National Association of Securities Dealers, Inc. PORTAL market (the "PORTAL market").

          (m) Form D. The Company will file with the Commission, not later than 15 days after the Closing Date, five copies of a notice on Form D under the Securities Act (one of which will be manually signed by a person duly authorized by the Company); will otherwise comply with the requirements of Rule 503 under the Securities Act; and will furnish promptly to NationsBanc Montgomery Securities LLC and Donaldson, Lufkin & Jenrette Securities Corporation evidence of each such required timely filing (including a copy thereof).

          (n) Due Diligence. In connection with the original distribution of the Securities, the Company agrees that, prior to any offer or resale of the Securities by the Initial Purchasers, the Initial Purchasers and counsel for the Initial Purchasers shall have the right to make reasonable inquiries into the business of the Company and its subsidiaries. The Company also agrees to provide answers to each prospective Subsequent Purchaser of Securities who so requests concerning the Company and its subsidiaries (to the extent that such information is publicly available or can be acquired and made available to prospective Subsequent Purchasers without unreasonable effort or expense and to the extent the provision thereof is not prohibited by applicable law) and the terms and conditions of the offering of the Securities, as provided in the Offering Memorandum.

          (o) Periodic Reporting Obligations. So long as any of the Notes are outstanding, the Company shall file, on a timely basis, with the Commission and the Nasdaq National Market all reports and documents required to be filed under the Exchange Act.

          (p) Agreement Not To Offer or Sell Additional Securities. During the period of 90 days following the date of this Agreement, the Company will not, subject to certain exceptions, without the prior written consent of NationsBanc Montgomery Securities LLC (which consent may be withheld at the sole discretion of NationsBanc Montgomery Securities LLC), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any shares of Common Stock, options or warrants to acquire shares of the Common Stock or securities exchangeable or exercisable for or convertible into shares of Common Stock (other than as contemplated by this Agreement); provided, however, that the Company may issue shares of its Common Stock or options to purchase its Common Stock, or Common Stock upon exercise of options, pursuant to any stock option, stock purchase, stock bonus or other stock plan or arrangement described in the Offering Memorandum; and provided further that the Company may issue shares of its Common Stock or options or other rights to issue its Common Stock in acquisitions, but only if the holders of such shares, options, or shares issued upon exercise of such options acquired in connection with an acquisition, agree in writing not to sell, offer, dispose of or otherwise transfer any such shares or options during such 90 day period without the prior written consent of NationsBanc Montgomery Securities LLC (which consent may be withheld at the sole discretion of the NationsBanc Montgomery Securities LLC).

          (q) Lock-Up Agreement from Certain Stockholders of the Company. On the date hereof, the Company shall have furnished to the Initial Purchasers an agreement in the form of Exhibit B hereto from those stockholders listed on Exhibit C hereto, and each such agreement shall be in full force and effect on each of the Closing Date.

          (r)  Waiver of Registration Rights.   The Company agrees that it will
     not alter, amend or otherwise modify without the prior written consent of NationsBanc Montgomery Securities LLC the Waivers of Registration Rights, each dated as of March

     18, 1998, executed by certain holders of registration rights with respect to the Common Stock.

          NationsBanc Montgomery Securities LLC, on behalf of the several Initial Purchasers, may, in its sole discretion, waive in writing the performance by the Company of any one or more of the foregoing covenants or extend the time for their performance.

     SECTION 4. PAYMENT OF EXPENSES. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Notes and the Shares issuable upon conversion of the Notes (including all printing and engraving costs), (ii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Securities to the Initial Purchasers, (iii) all fees and expenses of the Company's counsel, independent public or certified public accountants and other advisors, (iv) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of each preliminary Offering Memorandum and the Offering Memorandum (including financial statements and exhibits), and all amendments and supplements thereto, this Agreement, the Registration Rights Agreement, the Indenture, the DTC Agreement, the Notes and the Shares issuable upon conversion of the Notes, (v) all filing fees, reasonable attorneys' fees and expenses incurred by the Company or the Initial Purchasers in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Notes and the Shares issuable upon conversion of the Notes for offer and sale under the Blue Sky laws and, if requested by the Initial Purchasers, preparing and printing a "Blue Sky Survey" or memorandum, and any supplements thereto, advising the Initial Purchasers of such qualifications, registrations and exemptions, (vi) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities, (vii) any fees payable in connection with the listing of the Securities with the PORTAL market, (viii) all fees and expenses (including reasonable fees and expenses of counsel) of the Company in connection with approval of the Securities by DTC for "book-entry" transfer, (ix) the fees and expenses of any transfer agent or registrar for the Shares, (x) the fees and expenses incurred in connection with the listing of the Shares issuable upon conversion of the Notes on the Nasdaq National Market, and
(xi) the performance by the Company of its other obligations under this Agreement. Except as provided in this Section 4, Section 6, Section 8 and
Section 9 hereof, the Initial Purchasers shall pay their own expenses, including the fees and disbursements of their counsel.

     SECTION 5. CONDITIONS OF THE OBLIGATIONS OF THE INITIAL PURCHASERS. The obligations of the several Initial Purchasers to purchase and pay for the Initial Notes on the First Closing Date and the Additional Notes on the Second Closing Date, if any, shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 1 hereof as of the date hereof and as of the First Closing Date or the Second Closing Date, as the case may be, as though then made and to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:

          (a) Accountants' Comfort Letter. On the date hereof , the Initial Purchasers shall have received from Deloitte & Touche LLP, independent public or certified public accountants for the Company, a letter dated such date addressed to the Initial Purchasers, in form and substance satisfactory to the Initial Purchasers, containing statements and information of the type ordinarily included in accountant's "comfort letters" to Initial Purchasers, delivered according to Statement of Auditing Standards Nos. 72 and 76 (or any successor bulletins), with respect to the audited and unaudited financial statements and certain financial information contained in the Offering Memorandum.

          (b) No Material Adverse Change. For the period from and after the date of this Agreement and prior to each Closing Date in the judgment of the Initial Purchasers there shall not have occurred any Material Adverse Change; and

          (c) Opinion of Counsel for the Company. On each Closing Date the Initial Purchasers shall have received the favorable opinion of Riordan & McKinzie, counsel for the Company, dated as of such Closing Date, in substantially the form of which is attached as Exhibit A.

          (d) Opinion of Counsel for the Initial Purchasers. On each Closing Date the Initial Purchasers shall have received the favorable opinion of Latham & Watkins, counsel for the Initial Purchasers, dated as of such Closing Date, with respect to such matters as may be reasonably requested by the Initial Purchasers.

          (e) Officers' Certificate. On each Closing Date the Initial Purchasers shall have received a written certificate executed by the Chairman of the Board, Chief Executive Officer or President of the Company and the Chief Financial Officer or Chief Accounting Officer of the Company, dated as of such Closing Date, to the effect set forth in subsection
     (b)(ii) of this Section 5, and further to the effect that:

               (i) for the period from and after the date of this Agreement and prior to such Closing Date there has not occurred any Material Adverse Change;

               (ii) the representations, warranties and covenants of the Company set forth in Section 1 of this Agreement are true and correct with the same force and effect as though expressly made on and as of such Closing Date; and

               (iii) the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date.

          (f) Bring-down Comfort Letter. On the First Closing Date and the Second Closing Date, if any, the Initial Purchasers shall have received from Deloitte & Touche LLP, independent public or certified public accountants for the Company, a letter dated such date, in form and substance satisfactory to the Initial Purchasers, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (a) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date.

          (g) PORTAL Listing. At each Closing Date the Notes shall have been designated for trading on the PORTAL market.

          (h) Registration Rights Agreement. The Company shall have entered into the Registration Rights Agreement and the Initial Purchasers shall have received executed counterparts thereof.

          (i) Additional Documents. On or before each Closing Date, the Initial Purchasers and counsel for the Initial Purchasers shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

          (j) Approval of Listing. At each Closing Date, the Shares issuable upon conversion of the Notes shall have been approved for listing on the Nasdaq National Market, subject only to official notice of issuance.

          If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Initial Purchasers by notice to the Company at any time on or prior to such Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 6, Section 8 and Section 9 shall at all times be effective and shall survive such termination.

     SECTION 6. REIMBURSEMENT OF INITIAL PURCHASERS' EXPENSES. If this Agreement is terminated by the Initial Purchasers pursuant to Section 5 or
Section 10, or if the sale to the Initial Purchasers of the Securities on either the First Closing Date or the Second Closing Date, if applicable, is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Initial Purchasers (or such Initial Purchasers as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Initial Purchasers in connection with the unconsummated purchase and the offering and sale of the Securities, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

     SECTION 7. OFFER, SALE AND RESALE PROCEDURES. Each of the Initial Purchasers and the Company hereby establish and agree to observe the following procedures in connection with the offer and sale of the Securities:

               (i) Offers and Sales only to Qualified Institutional Buyers. Offers and sales of the Securities will be made only by the Initial Purchasers or Affiliates thereof qualified to do so in the jurisdictions in which such offers or sales are made. Each such offer or sale shall only be made to persons whom the offeror or seller reasonably believes to be qualified institutional buyers in the United States (as defined in Rule 144A under the Securities Act) ("Qualified Institutional Buyers").

               (ii) No General Solicitation. The Securities will be offered by approaching prospective Subsequent Purchasers on an individual basis. No general solicitation or general advertising (within the meaning of Rule 502(c) under the Securities Act) will be used in the United States in connection with the offering of the Securities.

               (iii) Purchases by Non-Bank Fiduciaries. In the case of a non-bank Subsequent Purchaser of a Note acting as a fiduciary for one or more third parties, in connection with an offer and sale to such purchaser pursuant to clause (i) above, each third party shall, in the judgment of the applicable Initial Purchaser, be a Qualified Institutional Buyer.

               (iv) Restrictions on Transfer. Upon original issuance by the Company, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Securities (and all securities issued in exchange therefor or in substitution thereof, other than the Exchange Securities) shall bear the following legend:

          UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF U S. PERSONS, EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES
          ACT) (A "QIB"), (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A) (1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT (AN "IAI"), OR (C) IT IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHO THE HOLDER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (C) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS SECURITY (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF THE COMPANY SO REQUESTS, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (D) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (E) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND

          BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY, THE TRUSTEE AND THE REGISTRAR) OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION" AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS SECURITY IN VIOLATION OF THE FOREGOING.

          Following the sale of the Securities by the Initial Purchasers to Subsequent Purchasers pursuant to the terms hereof, the Initial Purchasers shall not be liable or responsible to the Company for any losses, damages or liabilities suffered or incurred by the Company, including any losses, damages or liabilities under the Securities Act, arising from or relating to any resale or transfer of any Security by a Subsequent Purchaser.

               (v) Delivery of Offering Memorandum. Each Initial Purchaser will deliver to each purchaser of the Securities from such Initial Purchaser, in connection with its original distribution of the Securities, a copy of the Offering Memorandum, as amended and supplemented at the date of such delivery.

     SECTION 8.  INDEMNIFICATION.

          (a) Indemnification of the Initial Purchasers. The Company agrees to indemnify and hold harmless each Initial Purchaser, its officers and employees, and each person, if any, who controls any Initial Purchaser within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Initial Purchaser or such controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based
     (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (ii) in whole or in part upon any inaccuracy in the representations and warranties of the Company contained herein; or
     (iii) in whole or in part upon any failure of the Company to perform its obligations hereunder or under law; or (iv) any act or failure to act or any alleged act or failure to act by any Initial Purchaser in connection with, or relating in any manner to, the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon any matter covered by clause (i) above, provided that the Company shall not be liable under this clause (iv) to the extent that a court of competent jurisdiction shall have determined by a final judgment that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Initial Purchaser through its gross negligence or willful misconduct; and to reimburse each Initial Purchaser and each such controlling person for any and all legal and other expenses (including the reasonable fees and disbursements of counsel chosen by NationsBanc Montgomery Securities LLC and Donaldson, Lufkin & Jenrette Securities Corporation) as such expenses are reasonably incurred by such Initial Purchaser or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply with respect to an Initial Purchaser to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information regarding such Initial Purchaser furnished to the Company by such Initial Purchasers expressly for use in any Preliminary Offering Memorandum or the Offering Memorandum (or any amendment or supplement thereto); and provided, further, that with respect to any Preliminary Offering Memorandum, the foregoing indemnity agreement shall not inure to the benefit of any Initial Purchaser from whom the person asserting any loss, claim, damage, liability or expense purchased Securities, or any person controlling such Initial Purchaser, if copies of the Offering Memorandum were timely delivered to the Initial Purchaser pursuant to
     Section 2 and a copy of the Offering Memorandum (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Initial Purchaser to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Securities to such person, and if the Offering Memorandum (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or expense. The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company may otherwise have.

          (b) Indemnification of the Company, its Directors and Officers. Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company and each of its directors and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company or any such director, or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Initial Purchaser), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in any Preliminary Offering Memorandum or the Offering Memorandum (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Offering Memorandum or the Offering Memorandum (or any amendment or supplement thereto), (i) in reliance upon and in conformity with written information furnished to the Company by the Initial Purchasers expressly for use therein; or (ii) with respect to the Initial Purchaser from whom the person asserting the loss, claim, damage or liability purchased securities, made in any Preliminary Offering Memorandum if a copy of the Offering Memorandum (as amended or supplemented, if the Company shall have furnished the Initial Purchasers with such amendments or supplements thereto on a timely basis) was not delivered by or on behalf of any of the Initial Purchasers to the person asserting the claim or action, if required by law to have been so delivered by the Initial Purchaser seeking indemnification, at or prior to the written confirmation of the sale of the Securities, and that the Offering Memorandum (as amended or supplemented) would have corrected such untrue statement or omission; and to reimburse the Company, or any such director or controlling person for any and all legal and other expenses as such expenses are reasonably incurred by the Company, or any such director or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company hereby acknowledges that the only information that the Initial Purchasers have furnished to the Company expressly for use in any Preliminary Offering Memorandum or the Offering Memorandum (or any amendment or supplement thereto) are the statements set forth (A) as the last paragraph on the front cover page and the last paragraph on the inside front cover page of the Offering Memorandum concerning stabilization by the Initial Purchasers and (B) in the fifth paragraph and the second sentence of the seventh paragraph under the caption "Plan of Distribution" in the Offering Memorandum and (C) in the first clause of the second sentence under the caption "Risk Factors-- Absence of Public Market for Notes" and the first clause of the fifth sentence under the caption "Description of Notes--Absence of Public Market; Transfer Restrictions;" and the Initial Purchasers confirm that such statements are correct. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that each Initial Purchaser may otherwise have.

          (c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this
     Section 8, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 8 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party's election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party (NationsBanc Montgomery Securities LLC in the case of Section 8(b) and
     Section 9), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

          (d) Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

     SECTION 9.  CONTRIBUTION.

          If the indemnification provided for in Section 8 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Initial Purchasers, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Initial Purchasers, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Initial Purchasers, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company, and the total discount received by the Initial Purchasers bear to the aggregate initial offering price of the Securities. The relative fault of the Company, on the one hand, and the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company, on the one hand, or the Initial Purchasers, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in
Section 8(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 8(c) for purposes of indemnification.

          The Company and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

          Notwithstanding the provisions of this Section 9, no Initial Purchaser shall be required to contribute any amount in excess of the discount received by such Initial Purchaser in connection with the Securities distributed by it. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers' obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective commitments as set forth opposite their names in Schedule A. For purposes of this Section 9, each officer and employee of an Initial Purchaser and each person, if any, who controls an Initial Purchaser within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Initial Purchaser, and each director of the Company, each officer of the Company and each person, if any, who controls the Company with the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

     SECTION 10. TERMINATION OF THIS AGREEMENT. Prior to each Closing Date, this Agreement may be terminated by the Initial Purchasers by notice given to the Company if at any time (i) trading or quotation in any of the Company's securities shall have been suspended or limited by the Commission or by the Nasdaq Stock Market, or trading in securities generally on either the Nasdaq Stock Market or the New York Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the NASD; (ii) a general banking moratorium shall have been declared by any of federal, New York or California authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States' or international political, financial or economic conditions, as in the judgment of the Initial Purchasers is material and adverse and makes it impracticable to market the Securities in the manner and on the terms described in the Offering Memorandum or to enforce contracts for the sale of securities;
(iv) in the judgment of the Initial Purchasers there shall have occurred any Material Adverse Change; or (v) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the Initial Purchasers may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured. Any termination pursuant to this Section 10 shall be without liability on the part of (a) the Company to any Initial Purchaser, except that the Company shall be obligated to reimburse the expenses of the Initial Purchasers pursuant to Sections 4 and 6 hereof, (b) any Initial Purchaser to the Company, or (c) of any party hereto to any other party except that the provisions of Section 8 and Section 9 shall at all times be effective and shall survive such termination.

     SECTION 11. REPRESENTATIONS AND INDEMNITIES TO SURVIVE DELIVERY. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers and of the several Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Initial Purchaser or the Company or any of its or their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Securities sold hereunder and any termination of this Agreement.

     SECTION 12.  NOTICES.    All communications hereunder shall be in writing
and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Initial Purchasers:

     NationsBanc Montgomery Securities LLC
     600 Montgomery Street
     San Francisco, California  94111
     Facsimile:  415-249-5558
     Attention:  Richard A. Smith

 with a copy to:

     NationsBanc Montgomery Securities LLC
     600 Montgomery Street
     San Francisco, California  94111
     Facsimile:  (415) 249-5553
     Attention:  David A. Baylor, Esq.

If to the Company:

     Data Processing Resources Corporation
     4400 MacArthur Boulevard, Suite 600
     Newport Beach, California 92660
     (714) 752-5850
     Attention:  Mary Ellen Weaver

Any party hereto may change the address for receipt of communications by giving written notice to the others.

     SECTION 13. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Initial Purchasers pursuant to Section 16 hereof, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 8 and Section 9, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term "successors" shall not include any purchaser of the Securities as such from any of the Initial Purchasers merely by reason of such purchase.

     SECTION 14. PARTIAL UNENFORCEABILITY. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

     SECTION 15. GOVERNING LAW PROVISIONS. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE.

     SECTION 16. DEFAULT OF ONE OR MORE OF THE SEVERAL INITIAL PURCHASERS. If any one or more of the several Initial Purchasers shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on either the First or the Second Closing Date, and the aggregate number of Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Securities to be purchased on such date, the other Initial Purchasers shall be obligated, severally, in the proportions that the number of Securities set forth opposite their respective names on Schedule A bears to the aggregate number of Securities set forth opposite the names of all such non-defaulting Initial Purchasers, or in such other proportions as may be specified by the Initial Purchasers with the consent of the non-defaulting Initial Purchasers, to purchase the Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase on such date. If any one or more of the Initial Purchasers shall fail or refuse to purchase Securities and the aggregate number of Securities with respect to which such default occurs exceeds 10% of the aggregate number of Securities to be purchased on either the First or the Second Closing Date, and arrangements satisfactory to the Initial Purchasers and the Company for the purchase of such Securities are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party (other than as set forth in the last sentence of the next paragraph) except that the provisions of Section 4, Section 6, Section 8 and Section 9 shall at all times be effective and shall survive such termination. In any such case either the Initial Purchasers or the Company shall have the right to postpone either the First or the Second Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Offering Memorandum or any other documents or arrangements may be effected.

          As used in this Agreement, the term "Initial Purchaser" shall be deemed to include any person substituted for a defaulting Initial Purchaser under this Section 16. Any action taken under this Section 16 shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.

     SECTION 17. GENERAL PROVISIONS. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Table of Contents and the section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

          Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 8 and the contribution provisions of
Section 9, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 8 and 9 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, any preliminary Offering Memorandum and the Offering Memorandum (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

          If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.


                              Very truly yours,

                              DATA PROCESSING RESOURCES CORPORATION



                              By:/s/ MICHAEL A. PIRAINO
                                 -------------------------
                                 Name:   Michael A. Piraino
                                 Title:  Executive Vice President and Chief
                                         Financial Offier

          The foregoing Purchase Agreement is hereby confirmed and accepted by the Initial Purchasers in San Francisco, California as of the date first above written.

NATIONSBANC MONTGOMERY SECURITIES LLC
DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION
ROBERT W. BAIRD & CO. INCORPORATED
LEHMAN BROTHERS INC.


c/o NATIONSBANC MONTGOMERY SECURITIES LLC
600 Montgomery Street
San Francisco, California  94111

As the several Initial Purchasers

By NATIONSBANC MONTGOMERY SECURITIES LLC

By: /s/ REVELL HORSEY
    -------------------------------
    Name:  Revell Horsey
    Title: Senior Managing Director

By DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION

By: /s/ JAMES T. SINGTON
    ------------------------
    Name:  James T. Sington
    Title: Managing Director

                                 SCHEDULE A

                                                      AGGREGATE              AGGREGATE
                                                      PRINCIPAL AMOUNT       PRINCIPAL AMOUNT
  INITIAL PURCHASERS                                  OF INITIAL NOTES       OF ADDITIONAL
                                                      TO BE PURCHASED        NOTES TO BE
                                                                             PURCHASED
NationsBanc Montgomery Securities LLC...............  $ 35,000,000           $ 5,250,000
Donaldson, Lufkin & Jenrette Securities
 Corporation........................................  $ 35,000,000           $ 5,250,000

Robert W. Baird & Co. Incorporated..................  $ 15,000,000           $ 2,250,000
Lehman Brothers, Inc................................  $ 15,000,000           $ 2,250,000

     Total..........................................  $100,000,000           $15,000,000

                                                                       EXHIBIT B

                               LOCK UP AGREEMENT


NationsBanc Montgomery Securities LLC
Donaldson, Lufkin & Jenrette Securities Corporation
Robert W. Baird & Co. Incorporated
Lehman Brothers Inc.
c/o NationsBanc Montgomery Securities LLC
600 Montgomery Street
San Francisco, California 94111

          Re:  Data Processing Resources Corporation

Ladies & Gentlemen:

     Data Processing Resources Corporation (the "Company") proposes to carry out an offering of its 5 1/4% Subordinated Convertible Notes (the "Offering") for which you will act as the Initial Purchasers (the "Initial Purchasers"). The undersigned is an owner of record or beneficially of certain shares of Common Stock of the Company ("Common Stock") or securities convertible into or exchangeable or exercisable for Common Stock, or is an executive officer of director of the Company. The undersigned recognizes that the Offering will be of benefit to the undersigned and will benefit the Company by, among other things, raising additional capital for its operations. The undersigned acknowledges that you are relying on the representations and agreements of the undersigned contained in this letter in carrying out the Offering and in entering into the purchase arrangements with the Company with respect to the Offering.

     In consideration of the foregoing, the undersigned hereby agrees that the undersigned will not, without the prior written consent of NationsBanc Montgomery Securities LLC, directly or indirectly, sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, transfer, establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended, or otherwise dispose of any shares of Common Stock, options or warrants to acquire shares of Common Stock, or securities exchangeable or exercisable for or convertible into shares of Common Stock currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) by the undersigned, or publicly announce the undersigned's intention to do any of the foregoing, for a period commencing on the date hereof and continuing to a date 90 days from the date of the Purchase Agreement (the "Purchase Agreement"), dated March 18, 1998, between the Company and the Initial Purchases (the "Sale Date"); provided, however, that the individuals listed in Exhibit C to the Purchase Agreement, including the undersigned (the "Covered Individuals"), may sell, without the consent of NationsBanc Montgomery Securities LLC, an aggregate total of 100,000 shares of Common Stock commencing at any time after 30 days after the Sale Date, and an additional aggregate total of 100,000 shares of Common Stock commencing at any time after 60 days after the Sale Date; provided, however, that in no event shall the total number of shares of Common Stock sold by the Covered Individuals pursuant to this exception exceed, in the aggregate, 200,000 shares of Common Stock. Notwithstanding the foregoing, the undersigned may make bona fide gifts or transfers, effected through private transfers to family members of the undersigned, provided such donee agrees to be bound by restrictions the same as those set forth in this letter, and the initial purchasers agree that there will be no costs or expenses imposed. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against transfer of the shares of Common Stock or securities convertible into or exchangeable or exercisable for Common stock held by the undersigned except in compliance with the foregoing restrictions.

     This agreement is irrevocable and will be binding on the undersigned and the respective successors heirs, personal representatives and assigns of the undersigned.

Dated:__________________, 1998

____________________________
Printed Name of Holder

By:_________________________
     Signature

____________________________
Printed Name of Person Signing
(and indicate capacity of person signing if signing as custodian, trustee, or on behalf of an entity)

                                                                       EXHIBIT C

Mary Ellen Weaver
David M. Connell
Michael A. Piraino
Richard E. Earley
J. Christopher Lewis
Patrick C. Haden
Christopher W. Lancashire
Alicia R. Lancashire

                                      C-1